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                                                                   EXHIBIT 10.59

                                     FORM OF
                        SPLIT-DOLLAR INSURANCE AGREEMENT

THIS AGREEMENT is entered into as of this __st day of ______, 20____ between SOURCE INTERLINK COMPANIES, INC., a Missouri corporation, (hereinafter referred to as the "Employer"), and _________ (hereinafter referred to as the "Employee").

WITNESSETH:

WHEREAS, the Employee has given faithful service to the Employer and is a valued Employee of the Employer and the Employer desires to encourage the Employee to remain an Employee of the Employer; and

WHEREAS, to encourage the Employee to remain an Employee of the Employer, the Employer desires to assist the Employee in establishing a life insurance program.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Employer and the Employee agree as follows:

1. LIFE INSURANCE. The life insurance policy with which this Agreement deals is Policy Number _____________ (the "Policy") issued by _____________, of ____________ (the "Insurer"), on the life of the Employee.

2.   RIGHTS OF THE PARTIES.

(a) Employer shall be the sole and exclusive owner of the Policy. This includes all the rights of "owner" under the Policy, subject to paragraph 2(b) below.

(b) Employee shall have the right to designate the beneficiary of a portion of the Policy's death benefit in an amount equal to three times (3x) the Employee's Annual Base Salary. Annual Base Salary shall mean the base hourly rate of compensation payable to the Employee as reflected on the payroll records of the Employer on January 31 of each year multiplied by 2,080.

Employee's rights and economic benefits, either in this Agreement or documented on the Insurer's records, are limited exclusively to the value of one-year death benefit protection stipulated in this paragraph (b).

3. PREMIUM PAYMENT. The entire premium on the policy shall be paid by the Employer as it becomes due.

4. POLICY DIVIDENDS. Policy dividends shall be applied to purchase paid-up additional insurance protection.

5. NO RIGHT TO PURCHASE POLICY. Employee shall not have the option to purchase the Policy.

6. TERMINATION OF POLICY. This Agreement may be terminated by the Employer, with or without the consent of the Employee, by giving notice of termination in writing to the Employee. This Agreement shall terminate automatically upon termination of Employee's employment with the Employer for any reason whatsoever other than the Employee's death.

7. INSURANCE COMPANY NOT LIABLE. The Insurer shall be bound only by the provisions of and endorsements of the Policy and, except as otherwise provided by law, any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever with respect to the Policy, unless such actions constitute negligence, willful misconduct or fraud.

8. AMENDING THE AGREEMENT. The Employer and the Employee can mutually agree to amend this Agreement and such amendment shall be in writing and signed by the Employer and the Employee.

9. BINDING EFFECT. This Agreement shall bind the Employer and its successors and assigns, the Employee and his heirs, executors, administrators and assigns, and any Policy beneficiary.

10. ERISA REQUIREMENTS. The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

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(a)  The Employer shall be the named fiduciary for purposes of ERISA and this
     Agreement.

(b) The funding policy under this Plan is that all premiums on the Policy be remitted to the Insurer when due.

(c) Direct payment by the Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

(d) For claims procedure purposes, the "Claims Manager" shall be the Employer, unless another person or organizational unit is designated by the Employer as Claims Manager.

(e) An initial claim for benefits under this Agreement must be made by the Employee or his or her beneficiary in accordance with the terms of this Agreement or the Policy through which the benefits are provided. Not later than 90 days after receipt of such a claim, the Claims Manager will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Manager shall provide the Employee or the Employee's beneficiary with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period. In the event the Claims Manager denies the claim of an Employee or the beneficiary in whole or in part, the Claims Manager's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Agreement or insurance Policy that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Manager's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Employer upon written request therefor submitted by the claimant or the claimant's duly authorized representative and received by the Employer within 60 days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Employer shall act to deny or accept the claim within 60 days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Employer shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Employer shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Employer shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this paragraph.

     IN WITNESS WHEREOF the Parties have signed and sealed this Agreement as of the date first above written.

                                           SOURCE INTERLINK COMPANIES, INC.


                                           BY:
                                               ---------------------------------
                                           NAME:
                                           TITLE:

                                           EMPLOYEE

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